UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): December 16, 2013
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
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Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on September 17, 2013, American Residential Properties, Inc. (the “Company”), American Residential Properties OP, L.P., the Company’s operating partnership (the “Operating Partnership”), American Residential GP, LLC, the wholly owned subsidiary of the Company that is the general partner of the Operating Partnership, and American Residential Properties TRS, LLC, a subsidiary of the Operating Partnership, as guarantors, American Residential Leasing Company, LLC, as the borrower, and certain other subsidiaries of the Operating Partnership (the foregoing entities and their consolidated subsidiaries, collectively, “the “Consolidated Group”) entered into an amended and restated credit agreement (the “Credit Agreement”) with a group of lenders for which Bank of America N.A. acts as the administrative agent and letters of credit issuer. Under the terms of the agreement, the Consolidated Group thereunder may increase the amount of borrowings under the senior secured credit facility with additional commitments to increase total borrowing capacity to $500 million, without consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding (the “Accordion”).
Effective December 16, 2013, the Consolidated Group exercised the Accordion in part to increase the aggregate commitments under the Credit Agreement by an additional $40 million (the “Accordion Exercise”). As a result of the Accordion Exercise, the borrowing capacity under the Credit Agreement increased from $340 million to $380 million, subject to meeting certain criteria. All other terms of the Credit Agreement remain unchanged. In order to provide the additional commitment in connection with the Accordion Exercise, JPMorgan Chase Bank, N.A. (the “New Lender”) and Bank of America, N.A., as administrative agent and letters of credit issuer, executed a lender joinder agreement (the "Joinder Agreement") to provide a $40 million commitment under the Credit Agreement effective December 16, 2013 and to include the New Lender in the lending group thereunder, thereby increasing commitments under the Credit Agreement to $380 million.
The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On December 19, 2013, the Company issued a press release announcing that it had exercised the Accordion in part. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Lender Joinder Agreement, dated as of December 16, 2013, by and among American Residential Properties, Inc., American Residential Properties OP, L.P (the "Operating Partnership"), American Residential GP, LLC and American Residential Properties TRS, LLC, as guarantors, American Residential Leasing Company, LLC, as the borrower, certain other subsidiaries of the Operating Partnership, JPMorgan Chase Bank, N.A, as lender, and Bank of America N.A, as administrative agent and as L/C Issuer.

99.1	Press release announcing the addition of JPMorgan Chase Bank, N.A as a new lender and the $40 million exercise of the accordion feature under the credit agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

December 19, 2013	By:	/s/ Shant Koumriqian
Name: Shant Koumriqian
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Lender Joinder Agreement, dated as of December 16, 2013, by and among American Residential Properties, Inc., American Residential Properties OP, L.P (the "Operating Partnership"), American Residential GP, LLC and American Residential Properties TRS, LLC, as guarantors, American Residential Leasing Company, LLC, as the borrower, certain other subsidiaries of the Operating Partnership, JPMorgan Chase Bank, N.A, as lender, and Bank of America N.A, as administrative agent and as L/C Issuer.

99.1	Press release announcing the addition of JPMorgan Chase Bank, N.A as a new lender and the $40 million exercise of the accordion feature under the credit agreement.